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                                                                    EXHIBIT 23

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20777) pertaining to the 1996 Stock Incentive Plan, the 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, the 1989 Special Nonqualified Stock Option and Stock Purchase Plan and the Executive Stock Plan of our report dated July 17, 1997, with respect to the financial statements of Cortex Pharmaceuticals, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 1997.


                                          /s/ ERNST & YOUNG LLP
                                         -----------------------------

                                          ERNST & YOUNG LLP


San Diego, California
September 23, 1997